Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Donald Mindiak, President and Chief Executive Officer and Kenneth Walter, Chief Financial Officer of BCB Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2010 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 15, 2010	/s/ Donald Mindiak
President and Chief Executive Officer

November 15, 2010	/s/ Kenneth Walter
Chief Financial Officer

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